SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                              BANC ONE CORPORATION

             (Exact name of registrant as specified in its charter)


                Ohio                                     31-0738296
  (State or other jurisdiction of          (I.R.S. Employer Identification No.)
   incorporation or organization)


100 East Broad Street, Columbus, Ohio                    43271-0261
(Address of Principal Executive Offices)                 (Zip Code)







                The Liberty 1992 Restated Thrift Plan and Trust

                            (Full title of the plan)



                     Steven Alan Bennett, General Counsel,
                              BANC ONE CORPORATION
               100 East Broad Street, Columbus, Ohio  43271-0158

                    (Name and address of agent for service)


                                  614/248-7590

         (Telephone number, including area code, of agent for service)

                                With Copies to:
                            Kenneth L. Wagner, Esq.
                              BANC ONE CORPORATION
                             100 East Broad Street
                           Columbus, Ohio  43271-0158
                                  614-248-5304

                        Calculation of Registration Fee

                                          Proposed    Proposed
                                           maximum     maximum
                              Amount      offering    aggregate      Amount of
Title of securities            to be        price     offering     registration
 to be registered           registered   per share(1)   price           fee

Common Stock                 300,000       $34.875   $10,462,500      $3,608

(1) Estimated solely for purpose of computing the registration fee based upon the average of the high and low trade prices of the Common Stock as reported on the New York Stock Exchange on August 26, 1994.


In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.



Exhibit Index on page II-8.



                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

    The following documents previously filed by the Registrant or the Plan with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

    1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.

    2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year ended December 31, 1993.

    3. The Registrant's registration statement filed pursuant to Section 12 of the Exchange Act, containing a description of the Registrant's common stock, including any amendment or report filed for the purpose of updating such description.

    4. The Plan's Annual Report on Form 11-K for the fiscal year ended December 31, 1993.

    In addition, all documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 4.  Description of Securities.

         Not Applicable.


ITEM 5.  Interests of Named Experts and Counsel.

         Not Applicable.


ITEM 6.  Indemnification of Directors and Officers.

         Section 1701.13(E) of the Ohio General Corporation Law sets forth provisions which define the extent to which a corporation may indemnify directors, officers and employees. Those provisions have been adopted by the Registrant in Article V of the Registrant's Code of Regulations. Article V provides for the indemnification or the purchase of insurance for the benefit of the directors, officers, employees and agents of the Registrant in the event such persons are subject to legal action as a result of actions in their capacities as directors, officers, employees or agents of the Registrant. The Registrant has entered into indemnification agreements with its directors and executive officers that provide for indemnification unless the indemnitee's conduct is finally adjudged by a court to be knowingly fraudulent, deliberately dishonest or willful misconduct. The Registrant indemnifies other officers, employees or agents provided such persons acted in good faith and in a manner which they reasonably believed to be in or not opposed to the best interest of the Registrant or, with respect to criminal actions, had no reason to believe was unlawful.


ITEM 7.  Exemption from Registration Claimed.

         Not Applicable.


ITEM 8.  Exhibits.

         See the Exhibit Index attached hereto.

    The Plan and all amendments thereto, if any, have been or will be submitted to the Internal Revenue Service and BANC ONE CORPORATION hereby undertakes to submit any future amendments to the Internal Revenue Service in a timely manner and to make all changes required by the Internal Revenue Service, if any, in order to continue to qualify the Plan.


ITEM 9.  Undertakings.

    A.   The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained periodic reports filed by the Registrant pursuant to
                     Section 13 or 15(d) of the Securities Exchange Act of
                     1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on August 31, 1994.


                                      BANC ONE CORPORATION


                                      By:   /s/ Roman J. Gerber
                                            Roman J. Gerber
                                            Executive Vice President




                               POWER OF ATTORNEY

We, the undersigned officers and directors of BANC ONE CORPORATION, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling, or William C. Leiter, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

WITNESS our hands and common seal on the dates set forth below.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           Signature                       Title                  Date


 /s/ John B. McCoy                Chairman of the Board       August 31, 1994
John B. McCoy                     (Principal Executive
                                  Officer & Director)

 /s/ Donald L. McWhorter          President and Director      August 31, 1994
Donald L. McWhorter

           Signature                       Title                  Date


 /s/ Frederick L. Cullen          Senior Vice President       August 31, 1994
Frederick L. Cullen               (Principal Financial
                                  Officer)


 /s/ William C. Leiter            Controller (Principal       August 31, 1994
William C. Leiter                 Accounting Officer)


 /s/ Charles E. Exley             Director                    August 31, 1994
Charles E. Exley


 /s/ E. Gordon Gee                Director                    August 31, 1994
E. Gordon Gee


 /s/ John R. Hall                 Director                    August 31, 1994
John R. Hall


 /s/ Laban P. Jackson, Jr.        Director                    August 31, 1994
Laban P. Jackson, Jr.


 /s/ John G. McCoy                Director                    August 31, 1994
John G. McCoy


 /s/ Rene C. McPherson            Director                    August 31, 1994
Rene C. McPherson


 /s/ Thekla R. Shackelford        Director                    August 31, 1994
Thekla R. Shackelford


 /s/ Alex Shumate                 Director                    August 31, 1994
Alex Shumate


 /s/ Frederick P. Stratton, Jr.   Director                    August 31, 1994
Frederick P. Stratton, Jr.


 /s/ Romeo J. Ventres             Director                    August 31, 1994
Romeo J. Ventres


 /s/ Robert D. Walter             Director                    August 31, 1994
Robert D. Walter

The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Administrative Benefits Committee of Liberty National Bank and Trust Company of Kentucky, the administrator of the Plan, have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville and State of Kentucky on the day of August, 1994.

                               POWER OF ATTORNEY

We, the undersigned members of the Administrative Benefits Committee of Liberty National Bank and Trust Company of Kentucky, hereby severally constitute and appoint Roman J. Gerber, George R. L. Meiling, or William C. Leiter, and each of them, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for each of the undersigned committee members and in their name, place and stead, in any and all capacities, to sign any and all Registration Statements on Form S-8 of the Securities and Exchange Commission and any and all amendments (including post-effective amendments) thereto, relating to The Liberty 1992 Restated Thrift Plan and Trust and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as each such Committee member might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on the dates indicated.

           Signature                       Title                  Date


 /s/ Ronald M. Holt               Chairman, Administrative    August 31, 1994
Ronald M. Holt                    Benefits Committee


 /s/ R. K. Guillaume              Member, Administrative      August 31, 1994
R. K. Guillaume                   Benefits Committee


 /s/ Carl R. Page                 Member, Administrative      August 31, 1994
Carl R. Page                      Benefits Committee


 /s/ W. LeGrande Rives            Member, Administrative      August 31, 1994
W. LeGrande Rives                 Benefits Committee


 /s/ Carl E. Weigel               Member, Administrative      August 31, 1994
Carl E. Weigel                    Benefits Committee





                                 EXHIBIT INDEX
                        FORM S-8 REGISTRATION STATEMENT

                The Liberty 1992 Restated Thrift Plan and Trust


Exhibit No.              Description of Exhibit             Sequential Page No.

  4 Amended Articles of Incorporation of the Registrant (incorporated by reference from
               Exhibit 3-1 of the Registrant's Annual Report on Form 10-K for the year ended December 31,
               1991).


 24.1          Consent of Coopers & Lybrand, L.L.P.


 24.2          Consent of Coopers & Lybrand, L.L.P.


 25.1          Power of attorney of the Registrant
               is contained elsewhere in Part II of this Registration Statement.


 25.2          Power of attorney of the Administrative
               Benefits Committee of Liberty National
               Bank and Trust Company of Kentucky is
               contained elsewhere in Part II of this
               Registration Statement.



<EX-24.1>   EXHIBIT 24.1 CONSENT OF COOPERS & LYBRAND




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-8 of our report which includes an explanatory paragraph regarding the change in method of accounting for income taxes and post-retirement benefits other than pensions in 1993, dated February 21, 1994 on our audits of the consolidated financial statements of BANC ONE CORPORATION as of December 31, 1993 and 1992, and for the years ended December 31, 1993, 1992 and 1991, included in BANC ONE CORPORATION's Annual Report on Form 10-K for the year ended December 31, 1993.



                                           /s/Coopers & Lybrand L.L.P.
                                           COOPERS & LYBRAND L.L.P.

Columbus, Ohio
August 31, 1994

</EX-24.1>


<EX-24.2> EXHIBIT 24.2 CONSENT OF COOPERS & LYBRAND




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of BANC ONE CORPORATION on Form S-8 of our report dated March 11, 1994 on our audits of the statement of financial condition of The Liberty 1992 Restated Thrift Plan as of December 31, 1993 and 1992, and the income and changes in plan equity for each of the three years in the period ended December 31, 1993, included in Liberty National Bancorp, Inc.'s Annual Report on Form 11-K for the year ended December 31, 1993.



                                           /s/Coopers & Lybrand, L.L.P.
                                           COOPERS & LYBRAND, L.L.P.



Louisville, Kentucky

August 31, 1994


</EX-24.2>